UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 8, 2006 (June 2, 2006)

                        COMPOSITE TECHNOLOGY CORPORATION


             (Exact name of registrant as specified in its charter)



            Nevada                     000-10999                  59-2025386
            ------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                                2026 McGaw Avenue
                                Irvine, CA 92614
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 2, 2006, Composite Technology Corporation ("CTC") entered into a Share Exchange Agreement with 41 shareholders of EU Energy plc., a U.K. public company registered in England and Wales ("EU Energy") and Michael Porter, EU Energy's Chairman and Chief Executive Officer. The signing shareholders comprised of (1) five major shareholders ("Major Shareholders"), including Stephen Bircher, Rayna Limited, Keeley Services Limited, Wellsford Management Limited, and Laikadog Holdings Limited representing 19,296,257 shares of EU Energy and together representing 73.89% of its outstanding share capital, and (2) 36 additional shareholders holding 6,064,854 shares. In total, shareholders representing 97.13% of the total issued and outstanding shares of EU Energy executed the Agreement.

Under the terms of the Share Exchange Agreement, the signing shareholders have agreed to transfer all of their shares in EU Energy to CTC in exchange for shares of CTC common stock. Each EU Energy selling shareholder will receive three (3) CTC shares of common stock for every two (2) shares of EU Energy. The value of EU Energy acquisition was agreed at approximately $60.7 million and the exact share exchange was fixed using the closing price of CTC shares of common stock at the close on May 11, 2006. The acquisition is subject to, among other things, the approval at an extraordinary general meeting of the Shareholders of EU Energy of a resolution to re-register EU Energy as a private company. The closing is scheduled for July 3, 2006. At the Closing, CTC expects to receive 100% of the ownership of EU Energy, with any dissenting shareholders transferring their shares in accordance with the terms of certain "drag along" rights. The entire share capital of EU Energy will be transferred to CTC in exchange for the issuance of 39,169,665 shares of CTC's restricted common stock. The CTC Shares will be issued pursuant to exemptions under Regulation S and Regulation D of the Rules and Regulations under the Securities Act of 1933, as amended.

As stated earlier, the Major Shareholders have agreed to cause EU Energy to hold an extraordinary general meeting of shareholders on June 15, 2006 to vote upon a resolution to re-register EU Energy as a private limited company. It is anticipated that this decision will allow the acquisition to proceed, however, in the event that holders of less than 95% of the outstanding shares of EU Energy do not approve the resolution, CTC shall have the right to require that the acquisition proceed under the terms of the UK City Code on Takeovers and Mergers.

Under the terms of the Share Exchange Agreement, CTC's obligation to close is subject to the satisfactory completion of its due diligence and its receipt of a satisfactory fairness opinion from an independent appraiser regarding the valuation of EU Energy, both by the close of business on June 14, 2006, Pacific time, as well as the re-registration of EU Energy as a private limited company, the operation of certain drag along rights that shall ensure that it acquires 100% of the shares of EU Energy, and the fulfilment of certain other usual conditions in a transaction of this nature. The shareholders of EU Energy shall have no obligation to close in the event that CTC fails to enter into a consultancy agreement with Michael Porter as well as the fulfilment of certain other usual conditions in a transaction of this nature. It is agreed that Mr. Porter will be appointed as the President of CTC following completion of the acquisition.

As a condition to closing, Mr. Porter and the Major Shareholders will be required to execute an "EU Energy Principals' Agreement" which restricts the transfer of the CTC shares of common stock issued under the acquisition ("Locked Up Shares"). Each of the Major Shareholders may dispose of 1/12th of the Locked Up Shares held by such shareholder on the monthly anniversary of the Closing date, such that by the 12th month after the Closing Date, all of the Locked Up Shares shall have been released. In addition, no Major Shareholder may dispose of more than 1/6th of the Locked Up Shares during any 30 day period of the Lock-Up Period. Any transfer of CTC Shares must also comply with U.S. and U.K. securities laws.

The shareholders of EU Energy have covenanted that, subject to the terms of the Share Exchange Agreement and any rights under any employment or consultancy agreement, they release and discharge EU Energy from any claims and damages that relate to acts or omissions of the business of EU Energy prior to the Closing Date. In addition, each of the Major Shareholders and Michael Porter have agreed not to compete with the business of EU Energy or solicit away any employees of EU Energy for a period of three years from Closing.

CTC has agreed that it shall, at its own expense and as soon as practicable after the Closing, but no later than the 90th day following Closing, file a registration statement under the Securities Act of 1933 relating to the sale of the Buyer Shares by the EU Energy Shareholders from time to time and use its best efforts to cause the SEC to declare the Registration Statement effective as soon as possible after its filing.

Major Shareholders have agreed to indemnify CTC for (i) any breach by any Major Shareholder or EU Energy and its subsidiaries ("EU Energy Group") of any covenant or obligation of the Share Exchange Agreement; (ii) any breach of the representations and warranties of EU Energy Group or the Major Shareholders
(iii) any breach of any representation or warranty regarding share holdings of such Agreement as it pertains to such Major Shareholder only; and (iv) any pre-closing liability of any Major Shareholder or EU Energy Group which shall include any liabilities or obligations arising out of the operation of the business of the EU Energy Group prior to the Closing other than liabilities listed in the Disclosure Schedules or liabilities or obligations which have arisen in the ordinary course of business since March 31, 2006 and do not individually or in the aggregate materially and adversely impact the EU Energy Group. The indemnification obligations expire on the first anniversary of the closing, except for certain exceptions which survive such date. No indemnification obligation is incurred unless the amount of claims equals at least $500,000, at which time all claims shall be indemnified. The amount of liability for these indemnification events is limited to the number of CTC Shares issued in the acquisition multiplied by $1.55. Major Shareholders may satisfy indemnification claims by delivering CTC Shares at the then fair market value.

CTC has agreed to indemnify Major Shareholders for (i) any breach by CTC of any covenant or obligation under the Share Exchange Agreement; and (ii) any breach of the representations and warranties of CTC. The indemnification obligations expire on the first anniversary of the closing, except for certain exceptions which survive such date. No indemnification obligation is incurred unless the amount of claims equals at least $500,000, at which time all claims shall be indemnified. The amount of liability for these indemnification events is limited to the number of CTC Shares issued in the acquisition multiplied by $1.55.

The Share Exchange Agreement may be terminated: (i) by mutual written consent; or (ii) by CTC or holders of a majority of outstanding voting shares of EU Energy if a governmental authority shall prohibit the acquisition; or (iii) by CTC or holders of a majority of outstanding voting shares of EU Energy upon a breach of any representation, warranty, covenant or agreement on the part of the other following a cure period of 15 days from notice of the breach or if any of the closing conditions have not been satisfied or waived within 30 days of Closing. In the event of the termination, the Agreement shall be of no further force or effect except for provisions regarding confidentiality and dispute resolution except that termination shall not relieve any party from any liability for any breach of any representation, warranty, covenant, obligation or other provision.

The description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.1.


Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Exhibit Title or Description

   10.01             Share Exchange Agreement
   10.02             Press Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        COMPOSITE TECHNOLOGY CORPORATION
                                  (Registrant)



Date: June 8, 2006                 By:   /s/ Benton H Wilcoxon
                                         -----------------------
                                         Chief Executive Officer



                                  Exhibit Index



 Exhibit
 Number                              Exhibit Title or Description

 10.01                               Share Exchange Agreement
 10.02                               Press Release